Exhibit 99.1

Name and Address of Reporting Person:	Mudrick Capital Management, L.P. 527 Madison Avenue 6th Floor New York, NY 10022

Issuer Name and Ticker or Trading Symbol:	Hycroft Mining Holding Corporation [HYMC]

Date of Earliest Transaction Required to be Reported (Month/Day/Year):	June 8, 2021

Footnotes to Form 4

1.

This statement is being filed by the following Reporting Persons: Mudrick Capital Management, L.P. (“Mudrick Capital”); Jason Mudrick; Mudrick Capital Management, LLC (“Mudrick Capital GP”); Mudrick Distressed Opportunity Specialty Fund, L.P. (“Mudrick Specialty Fund”); and Mudrick GP, LLC (“Mudrick GP”).

2.	Represents shares of the Issuer's common stock ("Common Stock") sold by Mudrick Specialty Fund in a privately negotiated transaction.

3.

Represents 24,406,783 shares of Class A Common Stock held as follows: 10,079,998 shares of Class A Common Stock by Mudrick Opportunity Fund; 0 by Mudrick Specialty Fund; 2,594,137 by Mudrick Drawdown Fund; 2,156,395 by Mudrick Drawdown Fund II; 622,249 by Mudrick Drawdown Fund II SC; 34,410 by Mudrick Senior Secured Fund; and 8,919,594 by the Managed Accounts.

4.	Represents warrants to purchase shares of Common Stock (“Warrants”) sold in a privately negotiated transaction from Mudrick Specialty Fund.

5.

These warrants expire May 29, 2025 or earlier upon their redemption or the liquidation of the Issuer. These warrants may be redeemed, at a price of $0.01 per warrant, if the last sale price of the Class A Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30 trading day period ending on the third business day before the notice of redemption is sent to the warrant holders; however, for so long as the Sponsor (or a permitted transferee under the applicable warrant agreement) continues to hold the warrants, the warrants may not be redeemed.

6.

Represents warrants to purchase shares of Class A Common Stock as follows: 3,960,148 by Mudrick Opportunity Fund; 1,530,893 by Mudrick Drawdown Fund; 0 by Mudrick Specialty Fund; 14,722 by Mudrick Senior Secured Fund; 213,920 by Mudrick Drawdown Fund II; and 4,381,346 by the Managed Accounts.

7.

Represents warrants to purchase shares of Class A Common Stock previously acquired as part of a unit consisting of one share of Class A Common Stock and one warrant as follows: 644,056 by Mudrick Opportunity Fund; 1,503,553 by Mudrick Drawdown Fund II; 622,249 by Mudrick Drawdown Fund II SC; and 452,364 by the Managed Accounts.

8.

Mudrick Capital is the investment manager of each of the Mudrick Funds, and has voting and investment discretion with respect to the securities held by the Mudrick Funds. Jason Mudrick is the sole member of each of Mudrick Capital GP, the general partner of Mudrick Capital, Mudrick Distressed Opportunity Drawdown Fund GP, LLC (“Mudrick Drawdown Fund GP”), the general partner of Mudrick Distressed Opportunity Drawdown Fund, L.P. (“Mudrick Drawdown Fund”), Mudrick Distressed Opportunity Drawdown Fund II GP, LLC (“Mudrick Drawdown Fund II GP”), the general partner of Mudrick Distressed Opportunity Drawdown Fund II, L.P. (“Mudrick Drawdown Fund II”), and Mudrick Distressed Opportunity Drawdown Fund II SC, L.P. (“Mudrick Drawdown Fund II SC”), Mudrick Senior Secured Fund GP, LLC (“Mudrick Senior Secured GP”), the general partner of Mudrick Distressed Senior Secured Fund Global, L.P. (“Mudrick Senior Secured Fund”), and Mudrick GP, the general partner of Mudrick Distressed Opportunity Fund Global, L.P. (“Mudrick Opportunity Fund”) and Mudrick Specialty Fund. As such, Mudrick Capital, Mudrick Capital GP and Jason Mudrick may be deemed to have beneficial ownership of the equity securities of the Issuer owned by the Sponsor and the Mudrick Funds, Mudrick Drawdown Fund GP may be deemed to have beneficial ownership of the securities owned by Mudrick Drawdown Fund, Mudrick Drawdown Fund II GP may be deemed to have beneficial ownership of the securities owned by Mudrick Drawdown Fund II, Mudrick Senior Secured Fund GP may be deemed to beneficially own the securities owned by Mudrick Senior Secured Fund, and Mudrick GP may be deemed to beneficially own the securities owned by Mudrick Opportunity Fund and Mudrick Specialty Fund. The Reporting Persons disclaim any beneficial ownership of the reported securities other than to the extent of any pecuniary interest they may have therein, directly or indirectly. Pursuant to Rule 16a-1(a)(4) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), this filing shall not be deemed an admission that the Reporting Persons are, for purposes of Section 16 of the Exchange Act or otherwise, the beneficial owners of any equity securities of the Issuer in excess of their respective pecuniary interests.